SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)             May 5, 2003

BERKSHIRE HATHAWAY INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	001-14905	47-0813844

(STATE OR OTHER JURISDICTION OF INCORPORATION	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

1440 Kiewit Plaza Omaha, Nebraska		68131

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		(ZIP CODE)

(402) 346-1400

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

ITEM 5. Other Events
EXHIBIT INDEX
SIGNATURES
PRESS RELEASE

ITEM 5. Other Events

     On May 5, 2003, the Berkshire Hathaway Inc. (“Berkshire”) Board of Directors voted to increase the number of Directors from seven to nine. Donald R. Keough and Thomas S. Murphy were elected to serve as Directors to fill the resulting vacancies. On May 8, 2003, Berkshire issued a press release announcing the election of two new Directors.

     A copy of the press release is attached hereto as an exhibit (99.1).

EXHIBIT INDEX

99.1 Press Release issued on May 8, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HATHAWAY INC.

/s/ Marc D. Hamburg

By: Marc D. Hamburg Vice President and Chief Financial Officer